Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2014 Results
Strong Bookings, Revenue, Earnings and Operating Cash Flow

KANSAS CITY, Mo. - February 10, 2015 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2014 fourth quarter and full year that ended January 3, 2015, delivering strong levels of bookings, revenue, earnings and operating cash flow.

Bookings in the fourth quarter of 2014 were $1.16 billion, an all-time high and an increase of 5 percent compared to the previous quarterly bookings record of $1.11 billion in fourth quarter 2013. Full-year 2014 bookings were a record $4.25 billion, up 13 percent compared to 2013 bookings of $3.77 billion.

Fourth quarter revenue was $926.0 million, an increase of 16 percent compared to $795.3 million in the year-ago period. Full year 2014 revenue was $3.40 billion, up 17 percent compared to 2013 revenue of $2.91 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2014 net earnings were $147.9 million and diluted earnings per share were $0.42. Fourth quarter 2013 GAAP net earnings were $60.1 million and diluted earnings per share were $0.17. For the full year, 2014 GAAP net earnings were $525.4 million and diluted earnings per share were $1.50. Full year 2013 GAAP net earnings were $398.4 million and diluted earnings per share were $1.13.

Adjusted (non-GAAP) Net Earnings

Adjusted net earnings for fourth quarter 2014 were $163.1 million, compared to $136.7 million of adjusted net earnings in the fourth quarter of 2013. Adjusted diluted earnings per share were $0.47 in the fourth quarter of 2014, an increase of 20 percent compared to $0.39 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for fourth quarter 2014 adjusted diluted earnings per share was $0.47. For the full year 2014, adjusted net earnings were $576.4 million and adjusted diluted earnings per share were $1.65, compared to full year 2013 adjusted net earnings of $496.8 million and adjusted diluted earnings per share of $1.41.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Fourth quarter 2014 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced fourth quarter 2014 net earnings and diluted earnings per share by $11.0 million and $0.03, respectively. Adjusted net earnings and diluted earnings per share also reflect adjustments related to Cerner’s acquisition of Siemens Health Services, which reduced net earnings and diluted earnings per share by $4.2 million and $0.02, respectively. Fourth quarter 2013 adjusted net earnings and diluted earnings per share exclude share-based compensation expense and a settlement charge, which reduced net earnings and diluted earnings per share by $76.6 million and $0.22, respectively. Share based compensation expense and adjustments related to Cerner’s acquisition of Siemens Health Services reduced full-year 2014 net earnings and diluted earnings per share by $51.0 million and $0.15, respectively. Share based compensation expense and the settlement charge reduced full year 2013 net earnings and diluted earnings per share by $98.4 million and $0.28, respectively.

Other 2014 Fourth Quarter and Full-Year Highlights:

▪	Fourth quarter cash collections of $910.8 million and operating cash flow of $223.4 million. For the full year, cash collections were $3.48 billion and operating cash flow was $847.0 million.

▪
Fourth quarter free cash flow of $100.2 million. For the full year, free cash flow was $392.6 million, compared to $168.3 million in 2013. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Fourth quarter days sales outstanding of 66 days, which is down from 67 days in the year-ago quarter.

▪	Total backlog of $10.62 billion, up 19 percent over the year-ago quarter.

“Cerner’s solid fourth quarter results contributed to a very strong year,” said Neal Patterson, Cerner chairman, CEO and co-founder. “We are well positioned for good growth in 2015 and beyond as we see significant opportunities to grow by delivering solutions that support health care’s shift from a fee-for-service model to a model that incents improving the health of populations and providing better outcomes at lower costs. Also, we are excited about the recent close of our acquisition of Siemens Health Services, which expands the base into which we can sell our broad range of solutions and services, augments our non-U.S. growth opportunities, increases our ability to continue investing heavily in R&D, and adds thousands of highly-skilled associates that will enhance Cerner’s capabilities.”

Future Period Guidance

Cerner currently expects:

▪	First quarter 2015 revenue between $1.05 billion and $1.1 billion.

▪	Full year 2015 revenue between $4.8 billion and $5.0 billion.

▪	First quarter 2015 adjusted diluted earnings per share before share based compensation expense and acquisition related adjustments between $0.44 and $0.45.

▪	Full year 2015 adjusted diluted earnings per share before share based compensation expense and acquisition related adjustments between $2.05 and $2.15.

▪	First quarter 2015 new business bookings between $1.05 billion and $1.15 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 to $0.04 in the first quarter of 2015 and between $0.14 and $0.16 for the year.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on February 10. The dial-in number for the conference call is (857)-244-7320; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, February 10 through 11:59 p.m. CT, February 13. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 98440765.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information, and systems, at more than 18,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit www.cerner.com, read our blog at www.cerner.com/blog, connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “guidance”, believe”, “future”, “expects”, “will” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof, such as difficulties and operational and financial risks associated with integrating Cerner and the Siemens Health Services business acquired from Siemens AG (the “Acquisition”); the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; material adverse resolution of legal proceedings; risks related to disruption of management time from ongoing business operations due to the integration of the business acquired in the Acquisition; failure to realize the synergies and other benefits expected from the Acquisition; risk that the assets and business acquired may not continue to be commercially successful; the effect of the Acquisition on the ability of Cerner to retain customers and retain and hire key personnel and maintain relationships with key suppliers; unexpected costs, charges or expenses resulting from the Acquisition; and litigation or claims relating to the Acquisition or the acquired assets and business. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended January 3, 2015 and December 28, 2013
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2014 (1)	2013 (1)	2014 (1)	2013 (1)

Revenues
System sales	$280,263	$245,772	$945,858	$847,809
Support, maintenance and services	628,295	531,107	2,366,959	1,992,830
Reimbursed travel	17,473	18,449	89,886	70,109
Total revenues	926,031	795,328	3,402,703	2,910,748

Margin
System sales	178,113	160,978	631,769	545,435
Support, maintenance and services	575,074	492,234	2,166,557	1,850,591
Total margin	753,187	653,212	2,798,326	2,396,026

Operating expenses
Sales and client service	375,016	319,838	1,395,568	1,173,051
Software development	106,908	92,443	392,805	338,786
General and administrative	65,969	157,182	246,869	308,177
Total operating expenses	547,893	569,463	2,035,242	1,820,014

Operating earnings	205,294	83,749	763,084	576,012

Other income, net	3,182	2,756	11,090	12,042

Earnings before income taxes	208,476	86,505	774,174	588,054
Income taxes	(60,604)	(26,442)	(248,741)	(189,700)
Net earnings	$147,872	$60,063	$525,433	$398,354

Basic earnings per share	$0.43	$0.17	$1.54	$1.16

Basic weighted average shares outstanding	341,862	343,501	342,150	343,636

Diluted earnings per share	$0.42	$0.17	$1.50	$1.13

Diluted weighted average shares outstanding	350,197	352,131	350,386	352,281

Note 1: Operating expenses for the three and twelve months ended January 3, 2015 and December 28, 2013 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Years Ended
	2014	2013	2014	2013

Sales and client service	$8,724	$6,973	$31,343	$24,058
Software development	3,695	2,949	13,791	11,096
General and administrative	4,575	3,415	17,831	13,800
Total share-based compensation	16,994	13,337	62,965	48,954
Amount of related income tax benefit	(5,965)	(4,788)	(22,101)	(18,607)
Net impact on net earnings	$11,029	$8,549	$40,864	$30,347

Decrease to diluted earnings per share	$0.03	$0.03	$0.12	$0.09

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and twelve months ended January 3, 2015 and December 28, 2013
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Years Ended
	2014	2013	2014	2013

Net Earnings
Net earnings (GAAP)	$147,872	$60,063	$525,433	$398,354
Share-based compensation expense, net of tax	11,029	8,549	40,864	30,347
Acquisition-related adjustments, net of tax[2]	4,216	—	10,138	—
Settlement charge, net of tax[3]	—	68,078	—	68,078
Adjusted net earnings (non-GAAP)[4]	$163,117	$136,690	$576,435	$496,779

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Years Ended
	2014	2013	2014	2013

Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.42	$0.17	$1.50	$1.13
Share-based compensation expense, net of tax	0.03	0.03	0.12	0.09
Acquisition-related adjustments, net of tax[2]	0.02	—	0.03	—
Settlement charge, net of tax[3]	—	0.19	—	0.19
Adjusted diluted earnings per share (non-GAAP)[4]	$0.47	$0.39	$1.65	$1.41

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Years Ended
	2014	2013	2014	2013

Cash flows from operating activities (GAAP)	$223,448	$141,480	$847,027	$695,865
Capital purchases	(76,212)	(134,471)	(276,584)	(352,877)
Capitalized software development costs	(47,039)	(48,698)	(177,800)	(174,649)
Free cash flow (non-GAAP)[5]	$100,197	$(41,689)	$392,643	$168,339

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Note 2: Acquisition-related adjustments are presented net of income tax benefits of $2.2 million and $5.7 million for the three and twelve months ended January 3, 2015, respectively.

Note 3: The settlement charge is presented net of an income tax benefit of $38.1 million.

Note 4: Cerner provides earnings with and without share-based compensation expense, acquisition-related adjustments and the settlement charge because earnings excluding these expenses are used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 5: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of January 3, 2015 (unaudited) and December 28, 2013

(In thousands)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$635,203	$202,377
Short-term investments	785,663	677,004
Receivables, net	672,778	582,926
Inventory	23,789	32,299
Prepaid expenses and other	209,278	175,488
Deferred income taxes, net	22,075	91,614
Total current assets	2,348,786	1,761,708

Property and equipment, net	924,260	792,781
Software development costs, net	420,199	347,077
Goodwill	320,538	307,422
Intangible assets, net	126,636	144,132
Long-term investments	231,147	554,873
Other assets	158,999	190,371
Total assets	$4,530,565	$4,098,364

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$160,285	$145,019
Current installments of long-term debt and capital lease obligations	67,460	54,107
Deferred revenue	209,655	209,746
Accrued payroll and tax withholdings	140,230	147,986
Other accrued expenses	56,685	83,574
Total current liabilities	634,315	640,432

Long-term debt and capital lease obligations	62,868	111,717
Deferred income taxes and other liabilities	256,601	170,392
Deferred revenue	10,813	8,159
Total liabilities	964,597	930,700

Shareholders’ Equity:
Common stock	3,470	3,443
Additional paid-in capital	933,446	812,853
Retained earnings	2,918,481	2,393,048
Treasury stock	(245,333)	(28,251)
Accumulated other comprehensive loss, net	(44,096)	(13,429)
Total shareholders’ equity	3,565,968	3,167,664
Total liabilities and shareholders’ equity	$4,530,565	$4,098,364